UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2023

FREEDOM HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33034	30-0233726
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

“Esentai Tower” BC, Floor 7, 77/7 Al Farabi Ave., Almaty, Kazakhstan
(Address of principal executive offices)

050040
(Zip code)

+7 727 311 10 64
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FRHC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 7, 2023, Freedom Holding Corp. (the “Company”) held its 2023 annual meeting of stockholders (the “2023 Annual Meeting”). As of September 8, 2023, the record date for the 2023 Annual Meeting, 59,659,191 shares of the Company's common stock were issued and outstanding and entitled to vote at the 2023 Annual Meeting. A summary of the matters voted upon the stockholders is set forth below.
Proposal 1. The Company's stockholders elected each of Askar Tashtitov and Boris Cherdabayev as Class I directors of the Company for a term of three years and until their successors are duly elected and qualified. The voting results were as follows:

	FOR	WITHHELD	BROKER NON-VOTE

Askar Tashtitov	42,525,109	76,624	3,084,275
Boris Cherdabayev	42,523,126	78,607	3,084,275

Proposal 2. The Company's stockholders voted to approve the ratification of the appointment of Deloitte LLP in Kazakhstan, a member of Deloitte Touche Tohmatsu Limited (“DTTL”), a UK private company limited by guarantee, as the Company’s independent registered public accounting firm for the 2024 fiscal year. The voting results were as follows:

FOR	AGAINST	ABSTAIN

45,685,792	150	66

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM HOLDING CORP.

Date: November 8, 2023	By:	/s/ Adam Cook
Adam Cook
Corporate Secretary

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